CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 24, 2010 except Note 8 which is dated April 2, 2010 with respect to the balance sheet of Command Center, Inc. as of December 25, 2009, and the related statement of operations, changes in stockholders' equity and cash flows for the year then ended, which report is incorporated by reference into the Registration Statements on Form S-8 and S-1A under the Securities Act of 1933 dated on or about March 15, 2011

/s/DeCoria, Maichel & Teague, P.s.

Spokane, Washington
March 14, 2011